                                   EXHIBIT 99



                TRC ANNOUNCES SELECTION OF DELOITTE & TOUCHE LLP
                           AS INDEPENDENT ACCOUNTANTS


WINDSOR, CT - OCTOBER 25, 2002 - TRC (NYSE:TRR) today announced that the Audit Committee of its Board of Directors has selected Deloitte & Touche LLP to audit the Company's consolidated financial statements for the year ending June 30, 2003.

John Hohener, Chief Financial Officer said, "The Company values greatly the services provided over the years by its previous independent accountants PricewaterhouseCoopers. The decision to engage Deloitte & Touche was based on an extensive selection process by management and the Audit Committee." The selection will be submitted to the shareholders for ratification at the Company's Annual Meeting on November 22, 2002.

TRC is a customer-focused company that creates and implements sophisticated and innovative solutions to the challenges facing America's environmental, infrastructure, power and transportation markets. The company is a leading provider of technical, financial risk management and construction services to both industry and government clients across the country.

For more information, contact John Hohener at (949) 727-7327 or jhohener@trcsolutions.com.